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                                                                    Exhibit 21.1


ENTITY:                                         JURISDICTION OF INCORPORATION OR
                                                ORGANIZATION:

Instinet Group Incorporated                     Delaware
BD Holdings, LP                                 Delaware
Instinet Clearing Services                      Delaware
Instinet.com, Inc.                              Delaware
Instinet Corporation                            Delaware
Instinet Fixed Income, Inc.                     Delaware
Instinet Global Holdings, Inc.                  Delaware
Instinet International Corporation              Delaware
Instinet France                                 France
Instinet GmbH                                   Germany
Instinet Pacific Limited                        Hong Kong
BD Nevada, LP                                   Nevada
Instinet Global Services Limited                United Kingdom
Instinet Holdings Limited                       United Kingdom
Instinet International Limited                  United Kingdom
Instinet Japan Limited                          United Kingdom
Instinet UK Limited                             United Kingdom